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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 21, 1995


                     SUNDSTRAND CORPORATION
____________________________________________________________________
     (Exact name of Registrant as specified in its charter)


        Delaware                   1-5358                36-1840610
____________________________  ________________  ____________________________
(State or other jurisdiction  (Commission File  (IRS Employer Identification
     of incorporation)            Number)                 Number)


    4949 Harrison Avenue
    P.O. Box 7003
    Rockford, Illinois                                   61125-7003
________________________________________               ______________
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (815) 226-6000









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Item 5.     Other Events.

     On November 21, 1995, the Board of Directors of Sundstrand Corporation adopted the Second Amended and Restated Rights Agreement, which amends and supersedes the Amended and Restated Rights Agreement, dated as of December 4, 1987. Among other things, the amendments increase the purchase price of the Rights from $150 to $200 and extend the final expiration date of the Rights from May 11, 1996, to May 11, 2006.

     The information set forth in the press release, dated November 21, 1995, the form of Second Amended and Restated Rights Agreement, dated as of November 21, 1995, and the form of letter to stockholders with attachments dated as of November 27, 1995, copies of which are set forth herein as Exhibits (1), (2) and (3) respectively, are incorporated herein by reference.


Item 7.     Exhibits.

            Exhibit (1) --  Press Release of Sundstrand Corporation,
                            dated November 21, 1995.

            Exhibit (2) --  Form of Second Amended and Restated Rights
                            Agreement, between Sundstrand Corporation and Harris Trust and Savings Bank, as Rights Agent, dated as of November 21, 1995 (filed as Exhibit (1) to Registrant's Application for Registration on Form 8-A12B/A (Amendment No. 2) dated November 27, 1995).

            Exhibit (3) --  Form of Letter to Stockholders of Sundstrand
                            Corporation, dated as of November 27, 1995, with attachments.














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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 SUNDSTRAND CORPORATION
                                 (Registrant)



Dated: November 27, 1995         By:    /s/ Richard M. Schilling
                                 _______________________________
                                 Name:  Richard M. Schilling
                                 Title: Vice President, General
                                        Counsel and Secretary


























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                          EXHIBIT INDEX



                                                  Page in Sequentially
          Exhibit    Description                      Numbered Copy
          _______    ___________                  ____________________

           (1)       Press Release of
                     Sundstrand Corporation,
                     dated November 21, 1995.

           (2)       Form of Amended and
                     Restated Rights Agreement,
                     between Sundstrand Corporation
                     and Harris Trust and Savings Bank,
                     as Rights Agent, dated as of
                     November 21, 1995 (filed as
                     Exhibit (1) to Registrant's
                     Application for Registration on
                     Form 8-A12B/A (Amendment No. 2)
                     dated November 27, 1995).

           (3)       Form of Letter to Stockholders
                     of Sundstrand Corporation,
                     dated as of November 27, 1995,
                     with attachments.



















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                                                         Exhibit (1)



SUNDSTRAND CORPORATION                                  NEWS RELEASE




CORPORATE OFFICES, 4949 HARRISON AVENUE, P.O. BOX 7003, ROCKFORD, ILLINOIS 61125-7003, PHONE (815) 226-6000, TWX 910-631-4255, TELEX 25-7440



CONTACT:  Brad Considine                       FOR IMMEDIATE RELEASE
          (815) 226-6245                       November 21, 1995



             SUNDSTRAND AMENDS SHAREHOLDER RIGHTS PLAN

ROCKFORD, Ill. -- The Board of Directors of Sundstrand Corporation today approved amendments to Sundstrand's Shareholder Rights Plan that will extend the expiration date of the rights from May 11, 1996, to May 11, 2006, and increase the exercise price of the rights from $150 to $200. Under the plan as amended, if any person or group becomes the beneficial owner of 20% or more of the common stock of Sundstrand, then upon payment of the exercise price of $200, the holder of each right will be entitled to purchase shares of Sundstrand's common shares having a market value of twice the right's exercise price. The Company believes that the extension and increase of the exercise price will help ensure that the plan remains effective in preserving the Company's long-term value for its shareholders.

"The Board of Directors has decided to extend the plan because it enhances the ability of all Sundstrand shareholders to realize the long-term value of their investment in the Company," said Richard Schilling, Vice President, General Counsel and Secretary. "The increase of the exercise price also serves this goal. The plan is not designed to prevent a takeover, but to encourage a buyer to negotiate appropriately with the Board of Directors prior to attempting a takeover. The plan provides additional flexibility to our Board in responding to the negative effects of abusive share-accumulation tactics such as 'greenmail' and 'two-tier' takeover attempts and tender offers that do not offer an

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                               - 2  -

adequate price to all shareholders." The amendments are described in more detail in a letter that is being mailed to all Sundstrand shareholders.

Sundstrand Corporation, with 1994 sales of $1,373 million, is an international market leader in the design, manufacture and sale of a variety of proprietary, technology-based components and subsystems for aerospace (52 percent of 1994 sales) and industrial (48 percent of 1994 sales) markets. Sundstrand's common stock is listed on the New York, Chicago, and Pacific Stock Exchanges under the symbol SNS.


                            #    #    #
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                                                         Exhibit (3)



SUNDSTRAND CORPORATION




CORPORATE OFFICES, 4949 HARRISON AVENUE, P.O. BOX 7003, ROCKFORD, ILLINOIS 61125-7003, PHONE (815) 226-6000, FACSIMILE 815-226-2699







                                     November 27, 1995



Dear Fellow Stockholders:

      Your Board of Directors has adopted the Second Amended and Restated Rights Agreement (the "Amended Rights Plan"), which amends and updates certain provisions of the First Amended and Restated Rights Agreement entered into on December 4, 1987 (the "Rights Plan"). The First Amended Plan, in turn, updated the original agreement entered into between Sundstrand Corporation and The First National Bank of Chicago on April 18, 1986 (the "Original Rights Plan"). Rights were distributed under the Original Rights Plan on May 12, 1986, to record shareholders and have been distributed with respect to all shares issued thereafter. The Rights are presently represented by, and transferred with, the common stock certificates.

      The Amended Rights Plan contains two principal amendments:
(i) extension of the final expiration date of the Rights from May 11, 1996, to May 11, 2006; and (ii) increase of the exercise price from $150 to $200. We are enclosing with this letter a more complete description of these principal amendments and a summary of the Amended Rights Plan. This letter summarizes our reasons for extending and amending the Rights Plan.

      In adopting the Original Rights Plan and the Rights Plan, the Board of Directors sought to offer additional protection to shareholders from attempts to acquire control of Sundstrand at an inadequate price. The Original Rights Plan and the Rights Plan also addressed some of the abusive takeover tactics which unfairly pressure shareholders and squeeze them out of their investment without giving them any real choice, thereby depriving them of the full value of their shares. We decided to extend the Rights Plan for another ten years, from May 1996 to May 2006, to ensure that the Board continues to have the ability to protect your interests against these abusive practices. At the same time, we decided to increase the exercise price in order to provide additional protection to the full value of your equity investment in Sundstrand, while not foreclosing a fair acquisition bid for Sundstrand.

Shareholder Rights Plan
November 27, 1995
Page 2



      The Amended Rights Plan is not intended to prevent a takeover of the Company or proxy contests and will not do so. Rather, it is designed to ensure that all shareholders receive fair and equal treatment in a takeover and to provide the Board with needed flexibility in responding to abusive takeover tactics. In addition, the Amended Rights Plan will not interfere with an acquisition of Sundstrand approved by the Board because the Rights are redeemable before the acquisition of 20% of Sundstrand common stock and thereafter under certain circumstances, including in connection with a sale of Sundstrand to anyone other than the 20% shareholder.

      Your Board was aware when it acted that some people have advanced arguments that shareholder rights plans in general deter legitimate acquisition proposals. We carefully considered these views prior to approving the Original Rights Plan, the Rights Plan and the Amended Rights Plan. In each case, we concluded that the arguments are speculative and do not justify leaving shareholders without this protection against unfair treatment by an acquiror -- who, after all, is seeking its own advantage, not yours.

      The Amended Rights Plan will not weaken the financial strength of Sundstrand or interfere with its business plans. The adoption of the Amended Rights Plan will not affect reported earnings per share and will not change the way in which the common stock is traded.

      Your Board and management remain enthusiastic about the potential for Sundstrand, and continue to be committed to serving your best interests as shareholders and preserving the long-term value of your investment in Sundstrand.

                                     Sincerely,

                                     SUNDSTRAND CORPORATION

                                     /s/ Don R. O'Hare

                                     Don R. O'Hare
                                     Chairman of the Board

DRO/mml

Enclosure

                   SUMMARY OF PRINCIPAL AMENDMENTS
               TO SUNDSTRAND CORPORATION'S RIGHTS PLAN




     1.   Final Expiration Date

          The final expiration date of the Rights Plan has been extended from May 11, 1996 to May 11, 2006.

     2.   Exercise Price

          The exercise price of the rights has been increased from $150 to $200, subject to certain adjustments described in the Rights Plan. The exercise price determines the extent of dilution that occurs when the rights are triggered, and is typically fixed at a price estimated to be the fair value of a company's common stock at the end of the 10-year life of a rights plan. Generally, the exercise price is set between 2 and 5 times the current market price of a company's common stock. In 1986, Sundstrand set the original exercise price at $150, which was approximately three times the then current market price per share of common stock. The updated $200 exercise price represents approximately three times the current market price per share of common stock.

                       SUNDSTRAND CORPORATION

            SECOND AMENDED SUMMARY OF RIGHTS TO PURCHASE
                            COMMON STOCK


     On April 17, 1986, the Board of Directors of Sundstrand Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, $1.00 par value (the "Common Stock"), of the Company to shareholders of record at the close of business on April 28, 1986 (the "Record Date"). The Company thereupon entered into a Rights Agreement (dated as of April 18, 1986) with the First National Bank of Chicago as Rights Agent. The distribution of Rights pursuant to the Rights Agreement was effected on May 12, 1986. On
December 4, 1987 (the "Amendment Date"), the Board of Directors resolved to amend and restate the Rights Agreement, and such amendments became effective by agreement with the Rights Agent. On November 21, 1995 (the "Second Amendment Date"), the Board of Directors resolved to amend and restate the Rights Agreement, and such amendments became effective by agreement with the Rights Agent. Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $200 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Second Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank as Rights Agent.

     The Rights are now attached to all Common Stock certificates representing shares currently outstanding, and no separate Right certificates have been distributed. Until the earlier to occur of (i) ten days following a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of securities having 20% or more of the voting power of all outstanding voting securities of the Company (the date of said public announcement being the "Stock Acquisition Date") or (ii) ten days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with this Summary of Rights. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Second Amendment Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Second Amendment Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding (with or without this Summary of Rights attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the
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                                 -2-

Distribution  Date, separate certificates evidencing the Rights
(the "Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date.
The Rights will expire on May 11, 2006 unless earlier redeemed by the Company as described below.

     The Purchase Price payable, and the number of shares of the Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Common Stock at less than the current market price of the Common Stock or
(iii) upon the distribution to holders of the Common Stock of evidences ofindebtedness or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend therefore paid and dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

     In the event that after a Stock Acquisition Date, (i) the Company consolidates with, or merges into, another entity, (ii) any other entity consolidates with, or merges into the Company (other than, in the case of either transaction described in (i) and (ii), certain reorganization transactions), or (iii) the Company sells, mortgages or otherwise transfers 50% or more of its assets or earning power (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company or, in certain cases, its affiliated company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Flip-Over Right").

     In the event that a person becomes the beneficial owner of securities having a 20% or more of the voting power of all then outstanding voting securities of the Company (unless pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be adequate and otherwise in the best interests of the Company and its constituents, including shareholders), proper provision shall be made so that each holder of a Right will have the right to receive upon exercise that number of shares (or fractional shares) of Common Stock (or shares, or units of shares of preferred stock or other equity securities of the Company having at least the same value and voting rights as the Common Stock) having a market value of two times the exercise price of the Right, subject to the availability of a sufficient number of authorized but unissued shares (such right being called the "Flip-In Right"). The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises the Flip-In Right.

     Upon the occurrence of the event giving rise to the exercisability of the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person on or after the time the Acquiring Person becomes such shall become void insofar as they relate to the Flip-In Right. Upon the occurrence of any of the events giving rise to the exercisability of the Flip-Over Right, any Rights that were acquired after December 4, 1987 by an Acquiring Person engaging in any of such transactions or receiving the benefit thereof on or after the time the Acquiring Person becomes such shall become void insofar as they relate to the Flip-Over Right. However, Rights held by an Acquiring Person as of December 4, 1987 shall continue to be exercisable insofar as they relate to the Flip-Over Right.

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of the exercise.

     At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the rights in whole, but not in part, at a price of $.10 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is incidental to a merger, or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person or, following an event giving rise to the Flip-In Right, if and for as long as an Acquiring Person beneficially owns securities representing less than 20% of the voting power of the Company's voting securities. The redemption of Rights described in the preceding sentence shall be effective only after 20 days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to an amendment to the Company's Registration Statement on Form 8A. A copy of the Rights Agreement is available free of charge from the Rights Agent, Harris Trust and Savings Bank. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.